As filed with the Securities and Exchange Commission on April 10, 2008.

Registration No. 333-127480

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO

FORM S-3

REGISTRATION STATEMENT

THE SECURITIES ACT OF 1933

ABRAXAS PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	74-2584033
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

500 North Loop 1604 East	Robert L. G. Watson
Suite 100	500 North Loop 1604 East
San Antonio, Texas 78232	Suite 100
(210) 490-4788	San Antonio, Texas 78232
(Address, including zip code, and telephone	(210) 490-4788
number, including area code, of registrant’s principal executive offices)	(Name, Address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jackson Walker L.L.P.

112 E. Pecan Street, Suite 2400

San Antonio, Texas 78205

(210) 978-7700

Attention: Steven R. Jacobs

Marcello E. Tamez

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

5076983v.1 128655/00002

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to the General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [	]	Accelerated filer [ X ]
Non-accelerated filer [	] (Do not check if a smaller reporting company)	Smaller reporting company [	]

____________________________

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DEREGISTRATION OF SECURITIES

In accordance with the registrant’s undertaking set forth in the registration statement, effective as of the date and time that this post-effective amendment no. 1 is declared effective, the registrant hereby deregisters such securities that were registered on the registration statement but were not sold under the registration statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 10, 2008.

ABRAXAS PETROLEUM CORPORATION

(Registrant)

By: /s/ Robert L. G. Watson

Robert L. G. Watson, Chairman of the Board,

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Name and Title	Date
/s/ Robert L. G. Watson Robert L. G. Watson	Chairman of the Board, President and Chief Executive Officer, (Principal Executive Officer) and Director	April 10, 2008
/s/ Chris E. Williford Chris E. Williford	Executive Vice President, Treasurer, and Chief Financial Officer (Principal Financial and Accounting Officer)	April 10, 2008
* Craig S. Bartlett, Jr.	Director	April 10, 2008
* Franklin A. Burke	Director	April 10, 2008
* Harold D. Carter	Director	April 10, 2008
* Ralph F. Cox	Director	April 10, 2008
* Barry J. Galt	Director	April 10, 2008
* Dennis E. Logue	Director	April 10, 2008
* Paul A. Powell, Jr.	Director	April 10, 2008

* By: /s/ Chris E. Williford

Chris E. Williford

Attorney-in-Fact

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